                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                             ESCO TECHNOLOGIES INC.

                                            STATE OR JURISDICTION OF
                                                INCORPORATION OR                NAME UNDER WHICH
NAME                                              ORGANIZATION                  IT DOES BUSINESS
-----------------------------------------   --------------------------   --------------------------------
Beijing Lindgren ElectronMagnetic
Technology Co., Ltd.                        People's Republic of China         Same

Comtrak Technologies, L.L.C.                       Missouri                    Same

Distribution Control Systems Caribe, Inc.          Puerto Rico                 Same

Distribution Control Systems, Inc.                 Missouri                    Same

ETS-Lindgren, L.P.                                 Texas                       Same and Acoustics
                                                                               Systems

ETS-Lindgren Japan, Inc.                           Japan                       Same

ESCO Electronica De Mexico,                        Mexico                      Same
S.A. de C.V.

ESCO Technologies Holding Inc.                     Delaware                    Same

Euroshield OY                                      Finland                     Same

Filtertek Inc.                                     Delaware                    Same and Tek
                                                                               Packaging Division

Filtertek BV                                       Netherlands                 Same

Filtertek do Brasil Industria E                    Brazil                      Same
Commercio LTDA

Filtertek SA                                       France                      Same

Lindgren R.F. Enclosures, Inc.                     Illinois                    Same and ETS-Lindgren

PTI Technologies Inc.                              Delaware                    Same

Ray Proof Limited                                  England                     Same

VACCO Industries                                   California                  Same